Exhibit 31.4

Certification of Chief Financial Officer

I, R. Craig Owen, certify that:

1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Rosehill Resources Inc. for the year ended December 31, 2018; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ R. Craig Owen
Name:	R. Craig Owen
Title:	Senior Vice President and Chief Financial Officer

Date: June 21, 2019